Exhibit 10.24

FORM OF LTIP UNIT VESTING AGREEMENT

UNDER THE NORTHSTAR REALTY FINANCE CORP.

2004 OMNIBUS STOCK INCENTIVE PLAN

Name of Grantee:  [              ]

No. of LTIP Units:  [              ]

Grant Date:  [              ]

Final Acceptance Date:  [              ]

Pursuant to the NorthStar Realty Finance Corp. 2004 Omnibus Stock Incentive Plan (the “Plan”) as amended through the date hereof and the Amended and Restated Agreement of Limited Partnership of NorthStar Realty Finance Limited Partnership, as amended through the date hereof (the “Partnership Agreement”), of NorthStar Realty Finance Limited Partnership, a Delaware limited partnership (the “Partnership”), NorthStar Realty Finance Corp., a Maryland corporation and the general partner of the Partnership (the “Company”) hereby grants to the Grantee named above an Other Award (an “Award”) in the form of, and by causing the Partnership to issue to the Grantee named above, LTIP Units (as defined in the Partnership Agreement) having the rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption and conversion set forth herein and in the Partnership Agreement.  If this LTIP Unit Vesting Agreement (this “Agreement”) is accepted prior to the Final Acceptance Date, the Grantee shall receive the number of LTIP Units specified above as of the Grant Date, subject to the restrictions and conditions set forth herein, in the Plan and in the Partnership Agreement.

1.                                       Acceptance of Agreement.  The Grantee shall have no rights with respect to this Agreement unless it has accepted this Agreement prior to the close of business on the Final Acceptance Date specified above by (i) signing and delivering to the Partnership a copy of this Agreement and (ii) unless the Grantee is already a Limited Partner (as defined in the Partnership Agreement), signing, as a Limited Partner, and delivering to the Partnership a counterpart signature page to the Partnership Agreement (attached hereto as Annex A).  As of [              ], if this Agreement is accepted by the Grantee prior to the Final Acceptance Date, the Partnership Agreement shall be amended to reflect the issuance to the Grantee of the LTIP Units so accepted.  Thereupon, the Grantee shall have all the rights of a Limited Partner of the Partnership with respect to the number of LTIP Units then issued to the Grantee, as set forth in the Partnership Agreement, subject, however, to the restrictions and conditions specified in Section 2 below.

2.                                       Restrictions and Conditions.

(a)                                  The records of the Partnership evidencing the LTIP Units granted herein shall bear an appropriate legend, as determined by the Partnership in its sole discretion, to the effect that such LTIP Units are subject to restrictions as set forth herein, in the Plan and in the Partnership Agreement.

(b)                                 LTIP Units granted herein may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of by the Grantee prior to vesting.

(c)                                  Subject to an employment agreement or employment letter, if any, between the Company and the Grantee, as the same may be amended, in the event of the Grantee’s termination of employment with, cessation of consulting relationship with or cessation of service to the Company and its Subsidiaries (as defined in the Plan) for any reason, the LTIP Units that have not vested at that time will be forfeited to the Partnership without payment of any consideration by the Partnership, and neither the Grantee nor any of his successors, heirs, assigns, or personal representatives will thereafter have any further rights or interests in such LTIP Units.  In the event Grantee becomes a consultant, advisor or Non-Employee Director (as such term is defined in the Plan), such change in status shall not be deemed a termination of employment or service with the Company at the time of such change in status.

3.                                       Vesting of LTIP Units.  The restrictions and conditions in Paragraph 2 of this Agreement shall lapse and the LTIP Units granted herein shall vest as to 1/12th of the LTIP Units granted herein on the 29th day of each January, April, July and October beginning [              ].

4.                                       Acceleration of Vesting in Special Circumstances.  If a Change of Control (as defined in the Plan) occurs, any restrictions and conditions on all LTIP Units subject to this Agreement shall be deemed waived by the Company and all LTIP Units granted hereby that have not previously been forfeited shall automatically become fully vested.  In addition, all or a portion of the awards made hereunder shall be vested on an accelerated basis to the extent there are any additional provisions or circumstances that provide for accelerated vesting of all or a portion of the awards made hereunder in an employment agreement, if any, between the Company and Grantee, as the same may be amended.

5.                                       Distributions.  Distributions on the LTIP Units shall be paid currently to the Grantee in accordance with the terms of the Partnership Agreement.

6.                                       Incorporation of Plan.  Notwithstanding anything herein to the contrary, this Agreement shall be subject to and governed by all the terms and conditions of the Plan.  Capitalized terms used but not defined in this Agreement shall have the meanings specified in the Plan, unless the context requires otherwise.

7.                                       Covenants, Representation and Warranties.  The Grantee hereby makes the covenants, representations and warranties and set forth on Annex B attached hereto as of the date of acceptance of this Agreement and the date of each automatic grant of additional LTIP Units under this Agreement after such date.  All of such covenants, warranties and representations shall survive the execution and delivery of this Agreement by the Grantee.  The Grantee shall immediately notify the Partnership upon discovering that any of the representations or warranties set forth on Annex B were false when made or have, as a result of changes in circumstances, become false.

8.                                       Transferability.  This Agreement is personal to the Grantee, is non-assignable and is not transferable in any manner, by operation of law or otherwise.

9.                                       Amendment.  The Grantee acknowledges that the Plan may be amended or discontinued in accordance with Section 12 thereof and that this Agreement may be amended or canceled by the Administrator of the Plan, on behalf of the Partnership, for the purpose of satisfying changes in law or for any other lawful purpose, provided that no such action shall impair the Grantee’s rights under this Agreement without the Grantee’s written consent.

10.                                 No Obligation to Continue Employment.  Neither the Company, the Partnership nor any subsidiary of any of them is obligated by or as a result of the Plan or this Agreement to continue to have the Grantee provide services to it or to continue the Grantee in employment and neither the Plan nor this Agreement shall interfere in any way with the right of the Company, the Partnership or any subsidiary of any of them to terminate its relationship with the Grantee or the employment of the Grantee at any time.

11.                                 Employment Agreement.  Notwithstanding anything to the contrary contained in this Agreement or the Annexes hereto, all of the terms of this Agreement and the Annexes hereto are subject in all respects to any employment or similar agreement in existence from time to time, if any, between the Grantee and the Company.

12.                                 Notices.  Notices hereunder shall be mailed or delivered to the Partnership at its principal place of business and shall be mailed or delivered to the Grantee at the address on file with the Partnership or, in either case, at such other address as one party may subsequently furnish to the other party in writing.

13.                                 Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, applied without regard to conflict of law principles.  The parties hereto agree that any action or proceeding arising directly, indirectly or otherwise in connection with, out of, related to or from this Agreement, any breach hereof or any action covered hereby, shall be resolved within the State of New York and the parties hereto consent and submit to the jurisdiction of the federal and state courts located within the City of New York, New York.  The parties hereto further agree that any such action or proceeding brought by either party to enforce any right, assert any claim, obtain any relief whatsoever in connection with this Agreement shall be brought by such party exclusively in federal or state courts located within the State of New York.

[End of Text]

NORTHSTAR REALTY FINANCE CORP.

By:
Name:
Title:

NORTHSTAR REALTY FINANCE LIMITED PARTNERSHIP

By:	NorthStar Realty Finance Corp., its general partner

By:
Name:
Title:

The foregoing Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the Grantee.

Dated: [ ]
[ ]

ANNEX A

FORM OF LIMITED PARTNER SIGNATURE PAGE

The Grantee, desiring to become one of the within named Limited Partners of NorthStar Realty Finance Limited Partnership, hereby becomes a party to the Amended and Restated Agreement of Limited Partnership of NorthStar Realty Finance Limited Partnership, as amended through the date hereof (the “Partnership Agreement”).  The Grantee agrees that this signature page may be attached to any counterpart of the Partnership Agreement.

Signature Line for Limited Partner:

Name:
Date:

Address of Limited Partner:

[ ]

ANNEX B

GRANTEE’S COVENANTS, REPRESENTATIONS AND WARRANTIES

The Grantee hereby represents, warrants and covenants as follows:

(a)                                  The Grantee has received and had an opportunity to review the following documents (the “Background Documents”):

(i)                                     The Company’s latest Annual Report to Stockholders that has been provided to stockholders after the Company’s initial public offering, if available;

(ii)                                  The Company’s Proxy Statement for its most recent Annual Meeting of Stockholders following the Company’s initial public offering, if available;

(iii)                               The Company’s Report on Form 10-K for the fiscal year most recently ended following the Company’s initial public offering, if available;

(iv)                              The Company’s Form 10-Q for the most recently ended quarter if one has been filed by the Company with the Securities and Exchange Commission since the filing of the Form 10-K described in clause (iii) above;

(v)                                 Each of the Company’s Current Report(s) on Form 8-K, if any, filed since the later of the end of the fiscal year most recently ended for which a Form 10-K has been filed by the Company;

(vi)                              The Partnership Agreement;

(vii)                           The Plan; and

(viii)                        The Company’s Certificate of Incorporation, as amended.

The Grantee also acknowledges that any delivery of the Background Documents and other information relating to the Company and the Partnership prior to the determination by the Partnership of the suitability of the Grantee as a holder of LTIP Units shall not constitute an offer of LTIP Units until such determination of suitability shall be made.

(b)                                 The Grantee hereby represents and warrants that

(i)                                     The Grantee either (A) is an “accredited investor” as defined in Rule 501(a) under the Securities Act of 1933, as amended (the “Securities Act”), or (B) by reason of the business and financial experience of the Grantee, together with the business and financial experience of those persons, if any, retained by the Grantee to represent or advise him, her or it with respect to the grant to him, her or it of LTIP Units, the potential conversion of LTIP Units into common units of the Partnership (“Common Units”) and the potential redemption of such Common Units for shares of common stock (“REIT Shares”), has such knowledge, sophistication and experience in financial and business matters and in making investment decisions of this type that the Grantee (I) is capable of evaluating the merits and risks of an investment in the Partnership and potential investment in the Company and of making an informed investment decision, (II) is capable of protecting his, her or its own interest or has engaged representatives or advisors to assist him, her or it in protecting his, her or its interests, and (III) is capable of bearing the economic risk of such investment.

(ii)                                  The Grantee understands that (A) the Grantee is responsible for consulting his, her or its own tax advisors with respect to the application of the U.S. federal income tax laws, and the tax laws of any state, local or other taxing jurisdiction to which the Grantee is or by reason of the award of LTIP Units may become subject, to his, her or its particular situation; (B) the Grantee has not received or relied upon business or tax advice from the Company, the Partnership or any of their respective employees, agents, consultants or advisors, in their capacity as such; (C) the Grantee provides services to the Partnership on a regular basis and in such capacity has access to such information, and has such experience of and involvement in the business and operations of the Partnership, as the Grantee believes to be necessary and appropriate to make an informed decision to accept this Award of LTIP Units; and (D) an investment in the Partnership and/or the Company involves substantial risks.  The Grantee has been given the opportunity to make a thorough investigation of  matters relevant to the LTIP Units and has been furnished with, and has reviewed and understands, materials relating to the Partnership and the Company and their respective activities (including, but not limited to, the Background Documents).  The Grantee has been afforded the opportunity to obtain any additional information (including any exhibits to the Background Documents) deemed necessary by the Grantee to verify the accuracy of information conveyed to the Grantee.  The Grantee confirms that all documents, records, and books pertaining to his, her or its receipt of LTIP Units which were requested by the Grantee have been made available or delivered to the Grantee.  The Grantee has had an opportunity to ask questions of and receive answers from the Partnership and the Company, or from a person or persons acting on their behalf, concerning the terms and conditions of the LTIP Units. The Grantee has relied upon, and is making its decision solely upon, the Background Documents and other written information provided to the Grantee by the Partnership or the Company.  The Grantee did not receive any tax, legal or financial advice from the Partnership or the Company and, to the extent it deemed necessary, has consulted with its own advisors in connection with its evaluation of the Background Documents and this Agreement and the Grantee’s receipt of LTIP Units.

(iii)                               The LTIP Units to be issued, the Common Units issuable upon conversion of the LTIP Units and any REIT Shares issued in connection with the redemption of any such Common Units will be acquired for the account of the Grantee for investment only and not with a current view to, or with any intention of, a distribution or resale thereof, in whole or in part, or the grant of any participation therein, without prejudice, however, to the Grantee’s right (subject to the terms of the LTIP Units, the Plan and this Agreement) at all times to sell or otherwise dispose of all or any part of his or her LTIP Units, Common Units or REIT Shares in compliance with the Securities Act, and applicable state securities laws, and subject, nevertheless, to the disposition of his or her assets being at all times within his or her control.

(iv)                              The Grantee acknowledges that (A) neither the LTIP Units to be issued, nor the Common Units issuable upon conversion of the LTIP Units, have been registered under the

Securities Act or state securities laws by reason of a specific exemption or exemptions from registration under the Securities Act and applicable state securities laws and, if such LTIP Units or Common Units are represented by certificates, such certificates will bear a legend to such effect, (B) the reliance by the Partnership and the Company on such exemptions is predicated in part on the accuracy and completeness of the representations and warranties of the Grantee contained herein, (C) such LTIP Units, or Common Units, therefore, cannot be resold unless registered under the Securities Act and applicable state securities laws, or unless an exemption from registration is available, (D) there is no public market for such LTIP Units and Common Units and (E) neither the Partnership nor the Company has any obligation or intention to register such LTIP Units or the Common Units issuable upon conversion of the LTIP Units under the Securities Act or any state securities laws or to take any action that would make available any exemption from the registration requirements of such laws, except, that, upon the redemption of the Common Units for REIT Shares, the Company currently intends to issue such REIT Shares under the Plan and pursuant to a Registration Statement on Form S-8 under the Securities Act, to the extent that (I) the Grantee is eligible to receive such REIT Shares under the Plan at the time of such issuance, (II) the Company has filed a Form S-8 Registration Statement with the Securities and Exchange Commission registering the issuance of such REIT Shares and (III) such Form S-8 is effective at the time of the issuance of such REIT Shares.  The Grantee hereby acknowledges that because of the restrictions on transfer or assignment of such LTIP Units acquired hereby and the Common Units issuable upon conversion of the LTIP Units which are set forth in the Partnership Agreement or this Agreement, the Grantee may have to bear the economic risk of his, her or its ownership of the LTIP Units acquired hereby and the Common Units issuable upon conversion of the LTIP Units for an indefinite period of time.

(v)                                 The Grantee has determined that the LTIP Units are a suitable investment for the Grantee.

(vi)                              No representations or warranties have been made to the Grantee by the Partnership or the Company, or any officer, director, shareholder, agent, or affiliate of any of them, and the Grantee has received no information relating to an investment in the Partnership or the LTIP Units except the information specified in Paragraph (b) above.

(c)                                  So long as the Grantee holds any LTIP Units, the Grantee shall disclose to the Partnership in writing such information as may be reasonably requested with respect to ownership of LTIP Units as the Partnership may deem reasonably necessary to ascertain and to establish compliance with provisions of the Internal Revenue Code of 1986, as amended (the “Code”), applicable to the Partnership or to comply with requirements of any other appropriate taxing authority.

(d)                                 The Grantee hereby agrees to make an election under Section 83(b) of the Code with respect to the LTIP Units awarded hereunder, and has delivered with this Agreement a completed, executed copy of the election form attached hereto as Annex C.  The Grantee agrees to file the election (or to permit the Partnership to file such election on the Grantee’s behalf) within thirty (30) days after the award of the LTIP Units hereunder with the IRS Service Center at which such Grantee files his or her personal income tax returns, and to file a copy of such election with the Grantee’s U.S. federal income tax return for the taxable year in which the LTIP Units are awarded to the Grantee.

(e)                                  The address set forth on the signature page of this Agreement is the address of the Grantee’s principal residence, and the Grantee has no present intention of becoming a resident of any country, state or jurisdiction other than the country and state in which such residence is sited.

(f)                                    The representations of the Grantee as set forth above are true and complete to the best of the information and belief of the Grantee, and the Partnership shall be notified promptly of any changes in the foregoing representations.

ANNEX C

ELECTION TO INCLUDE IN GROSS INCOME IN YEAR OF

TRANSFER OF PROPERTY PURSUANT TO SECTION 83(B)

OF THE INTERNAL REVENUE CODE

The undersigned hereby makes an election pursuant to Section 83(b) of the Internal Revenue Code with respect to the property described below and supplies the following information in accordance with the regulations promulgated thereunder:

1.                                       The name, address and taxpayer identification number of the undersigned are:

Name:  [              ] (the “Taxpayer”)

Address: [              ]

Social Security No./Taxpayer Identification No.: [              ]

2.                                       Description of property with respect to which the election is being made:

The election is being made with respect to [              ] LTIP Units in NorthStar Realty Finance Limited Partnership (the “Partnership”).

3.                                       The date on which the LTIP Units were transferred is [              ].  The taxable year to which this election relates is calendar year [              ].

4.                                       Nature of restrictions to which the LTIP Units are subject:

(a)                                  Until the LTIP Units vest, the Taxpayer may not transfer in any manner any portion of the LTIP Units without the consent of the Partnership.

(b)                                 The Taxpayer’s LTIP Units vest in accordance with the vesting provisions described in the Schedule attached hereto.  Unvested LTIP Units are forfeited in accordance with the vesting provisions described in the Schedule attached hereto.

5.                                       The fair market value at time of transfer (determined without regard to any restrictions other than restrictions which by their terms will never lapse) of the LTIP Units with respect to which this election is being made was $0 per LTIP Unit.

6.                                       The amount paid by the Taxpayer for the LTIP Units was $0 per LTIP Unit.

7.                                       A copy of this statement has been furnished to the Partnership and to its general partner, NorthStar Realty Finance Corp.

Dated: [ ]

[ ]

Schedule to Section 83(b) Election -Vesting Provisions of LTIP Units

LTIP Units are subject to time-based vesting with 1/12th vesting on the 29th day of each January, April, July and October beginning [              ], subject to acceleration under certain circumstances.  Subject to an employment agreement or employment letter, unvested LTIP Units are subject to forfeiture in the event of the termination of the Taxpayer’s employment with NorthStar Realty Finance Corp. and its subsidiaries.